Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(563,417)
Unrealized Gain (Loss) on Market Value of Futures	393,292
Dividend Income	164
Interest Income	214
Total Income (Loss)	$(169,747)

Expenses
General Partner Management Fees	$1,429
Professional Fees	7,037
Brokerage Commissions	427
Non-interested Directors' Fees and Expenses	17
Prepaid Insurance Expense	27
NYMEX License Fee	36
SEC & FINRA Registration Expense	620
Total Expenses	9,593
Expense Waiver	(7,858)
Net Expenses	$1,735
Net Income (Loss)	$(171,482)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/16	$3,119,226
Net Income (Loss)	(171,482)

Net Asset Value End of Month	$2,947,744
Net Asset Value Per Share (250,000 Shares)	$11.79

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612